Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of MUFG Americas Holdings Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Johannes Worsoe, Rolland D. Jurgens and Michael F. Coyne and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer's and director's capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2017, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, MUFG Americas Holdings Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

MUFG AMERICAS HOLDINGS CORPORATION

By	/s/ STEPHEN E. CUMMINGS	Dated:	February 22, 2018
Name: Stephen E. Cummings
Title: President and Chief Executive Officer

Signature	Title	Date

/s/ STEPHEN E. CUMMINGS	Director	February 22, 2018
Stephen E. Cummings

/s/ MICHAEL D. FRAIZER	Director	February 22, 2018
Michael D. Fraizer

/s/ CHRISTINE GARVEY	Director	February 22, 2018
Christine Garvey

/s/ MOHAN S. GYANI	Director	February 16, 2018
Mohan S. Gyani

/s/ ANN F. JAEDICKE	Director	February 22, 2018
Ann F. Jaedicke

/s/ SUNEEL KAMLANI	Director	February 28, 2018
Suneel Kamlani

/s/ KAZUO KOSHI	Director	February 26, 2018
Kazuo Koshi

Signature	Title	Date

/s/ MASATO MIYACHI	Director	February 26, 2018
Masato Miyachi

/s/ TOBY S. MYERSON	Director	February 22, 2018
Toby S. Myerson

/s/ BARBARA L. RAMBO	Director	February 20, 2018
Barbara L. Rambo

/s/ MUNEAKI TOKUNARI	Director	February 22, 2018
Muneaki Tokunari

/s/ DEAN A. YOOST	Director	February 26, 2018
Dean A. Yoost